SHARE EXCHANGE AGREEMENT

by and among

EFACTOR HOLDINGS, INC.

a Nevada corporation

and

EFACTOR, CORP.

a Delaware corporation

and

The Stockholders of EFACTOR, CORP.

Dated as of September 24, 2011

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (“Agreement”) is entered into as of this 24th day of September, 2011, by and among EFactor Holdings, Inc., a Nevada corporation (“EHI”), with offices at 105 Barbaree Way, Tiburon, CA  94920, EFactor, Corp., a Delaware corporation (“EFactor”), with offices at 870 Market Street, Suite 828, San Francisco, CA, 94102, and the stockholders of EFactor (collectively, the “EFactor Stockholders,” individually, an “EFactor Stockholder”), as set forth on Exhibit A, attached hereto. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”

WITNESSETH:

WHEREAS, EHI is a newly formed private corporation organized under the laws of the State of Nevada, and a subsidiary of Triton Distribution Systems, Inc. (“Triton”); and

WHEREAS, Triton has entered into a license agreement (the “License Agreement”) pursuant to which EHI has the right to use Triton’s Reservation Expert Software; and

WHEREAS, EFactor is a privately held corporation organized under the laws of Delaware, engaged in providing its entrepreneur members assistance with finding funding, gaining knowledge, saving costs, and gaining revenue; and

WHEREAS, EFactor has 6,699,236 shares of common stock (the “EFactor Stock”) issued and outstanding, all of which are held by the EFactor Stockholders as indicated adjacent to such EFactor Stockholder’s name on Exhibit A, attached hereto; and

WHEREAS, in consideration for up to 100% of the issued and outstanding EFactor Stock and other consideration provided for under this Agreement, EHI agrees to issue up to 14,000,000 shares of EHI common stock, par value $0.001 per share (the “EHI Common Stock”) which, upon issuance to the EFactor Stockholders will represent approximately 77.77% [14,000,000 / 18,000,000 = 77.77%] of the issued and outstanding common stock of EHI.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

PLAN OF EXCHANGE

Section 1.01

Share Exchange.  On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the EFactor Stockholders, by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of EFactor set forth on the EFactor Schedule (as defined in Section 2.10 below) attached hereto, constituting all of the shares of EFactor held by such EFactor Stockholders. In exchange for the transfer of such securities by the EFactor Stockholders, EHI shall issue to the EFactor Stockholders, their affiliates or assigns, up to 14,000,000 shares of common stock, pursuant to Exhibit A, attached hereto for all of the outstanding shares of EFactor held by EFactor Stockholders (the “Exchange Shares”) based on an exchange ratio of approximately 2.10406 share of EHI Common Stock for every 1 share of EFactor Stock. At the Closing Date, each EFactor Stockholder shall, on surrender of his certificate or certificates representing his EFactor Stock to EHI or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing such stockholder’s proportionate interest in the Exchange Shares.  Exhibit A hereto lists the number of shares of EFactor Stock to be tendered, and the number of shares of EHI stock to be issued to each EFactor Stockholder.

Section 1.02

Exchange of Convertible Securities.  Effective as of the Closing Date, the holders (individually, the “Holder,” and collectively the “Holders”) of the outstanding warrants, options and convertible debentures of EFactor (collectively, the “Convertible Securities”), as set forth on Schedule 1.03 hereto, upon the exercise or conversion of the Convertible Securities, shall have the right to convert such Convertible Securities into the kind and amount of EHI shares of stock and other securities and property which such Holder would have owned or have been entitled to receive prior to the Closing of the Share Exchange transaction contemplated in this Agreement.

Section 1.03

Closing.  The closing (“Closing”) of the transactions contemplated by this Agreement shall occur upon the exchange of the EFactor Common Stock for the stock of EHI, as described in Section 1.01 herein and the completion of the deliverables described in Article VIII below (the “Closing Date”).  Closing will take place at the offices of counsel for EHI in Salt Lake City, Utah.

Section 1.04

Closing Events.  On the Closing Date, EHI, EFactor and the EFactor Stockholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates representing all of the outstanding EFactor Common Stock, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.  The certificates representing the remainder of the EFactor Common Stock shall be delivered within due course post-Closing.

Section 1.05

Termination. This Agreement may be terminated by the board of directors of EFactor or EHI only in the event that EHI or EFactor does not meet the conditions precedent set forth in Articles VI and VII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF EFACTOR

As an inducement to, and to obtain the reliance of EHI, except as set forth in the EFactor Schedules, EFactor represents and warrants as of the Closing Date, as defined below, as follows:

Section 2.01

Incorporation. EFactor is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Included in the EFactor Schedules are complete and correct copies of the Certificate of Incorporation and Bylaws of EFactor as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of EFactor’s Certificate of Incorporation or Bylaws.  EFactor has taken all actions required by law, its Certificate of Incorporation and Bylaws, or otherwise to authorize the execution and delivery of this Agreement.  EFactor has full power, authority, and legal capacity and has taken all action required by law, its Certificate of Incorporation and Bylaws, and otherwise to consummate the transactions herein contemplated.

Section 2.02

Authorized Shares. EFactor is authorized to issue 10,000,000 shares of capital stock, consisting of 10 million shares of common stock, par value of $ 0.001  per share. There are 6,699,236 shares of common stock currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.  Except as disclosed in the Schedule 2.02, there are no other bonds, debentures, notes or other indebtedness of EFactor having the right to vote (or convertible into, or exchangeable for, securities having right to the vote (“Voting EFactor Debt”).  Except as disclosed in the Schedule 2.02, there are no other options, warrants, rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which EFactor is a party or by which any of them is bound (a) obligating EFactor to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in EFactor or any Voting EFactor Debt, (b) obligating EFactor to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of EFactor. As of the date of this Agreement, there are not any outstanding contractual obligations of EFactor to repurchase, redeem or otherwise acquire any shares of capital stock of EFactor.

Section 2.03

Subsidiaries. Except as set forth on Schedule 2.03 hereto, EFactor does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04

Financial Statements.

(a)

Schedule 2.04 contains the [UN?]audited balance sheets of EFactor as of December 31, 2009 and 2010 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended 2009 and 2010, together with the notes to such statements and the opinion of Odenberg, Ullakko, Muranishi & Co. LLP, an independent registered public accounting firm.

(b)

All such financial statements have been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”) consistently applied throughout the periods involved.  The EFactor balance sheets are true and accurate and present fairly as of their respective dates the financial condition of EFactor.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, EFactor had no other liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with the U.S. GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of EFactor, in accordance with the US GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c)

EFactor has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and EFactor has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(d)

The books and records, financial and otherwise of EFactor are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e)

All of EFactor’s assets are reflected on its financial statements, and, except as set forth in the EFactor Schedules or the financial statements of EFactor or the notes thereto, EFactor has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05

Information. The information concerning EFactor set forth in this Agreement and in the EFactor Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, EFactor has fully disclosed in writing to EHI (through this Agreement or the EFactor Schedules) all information relating to matters involving EFactor or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of EFactor or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on EFactor, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06

Litigation and Proceedings. Except as disclosed on Schedule 2.06 hereto, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of EFactor after reasonable investigation, threatened by or against EFactor or affecting EFactor or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  EFactor does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 2.07

No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which EFactor is a party or to which any of its assets, properties or operations are subject.

Section 2.08

Compliance with Laws and Regulations. To the best of its knowledge, EFactor has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of EFactor or except to the extent that noncompliance would not result in the occurrence of any material liability for EFactor.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.09

Authority, Execution and Delivery; Enforceability of Agreement. EFactor has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Share Exchange. The execution and delivery by EFactor of this Agreement and the consummation by EFactor of the Share Exchange have been duly authorized and approved by the Board of Directors of EFactor and no other corporate proceedings on the part of EFactor are necessary to authorize this Agreement and the Share Exchange.  When executed and delivered, this Agreement will be enforceable against EFactor in accordance with its terms.

Section 2.10

EFactor Schedules. EFactor has delivered to EHI the following schedules, which are collectively referred to as the “EFactor Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of EFactor as complete, true, and correct as of the date of this Agreement in all material respects:

(a)

Schedule 1.02 indicating any Convertible Securities issued and outstanding by EFactor;

(b)

Schedule 2.01 containing complete and accurate copies of the Certificate of Incorporation and Bylaws of EFactor as in effect as of the date of this Agreement;

(c)

Schedule 2.02 indicating any Voting EFactor Debt issued and outstanding by EFactor;

(d)

Schedule 2.03 indicating EFactor’s subsidiaries;

(e)

Schedule 2.04 containing EFactor’s financial statements;

(f)

Schedule 2.06 indicating any exceptions to Section 2.06 of this Agreement;

(g)

Schedule 2.12 indicating any exceptions to Section 2.12 of this Agreement;

(h)

Schedule 2.13 indicating any exceptions to Section 2.13 of this Agreement; and

(i)

Schedule 2.14 indicating any exceptions to Section 2.14 of this Agreement.

EFactor shall cause the EFactor Schedules and the instruments and data delivered to EHI hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.11

Valid Obligation. This Agreement and all agreements and other documents executed by EFactor in connection herewith constitute the valid and binding obligation of EFactor, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.12

Title to Properties.  Except as disclosed in Schedule 2.12, EFactor does not own any real property.

Section 2.13

Intellectual Property.  Except as disclosed in Schedule 2.13, EFactor does not own, nor is validly licensed nor otherwise has the right to use, any Intellectual Property Rights.  No claims are pending or, to the knowledge of EFactor, threatened that EFactor is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Rights.

Section 2.14

Insurance.  Except as disclosed in Schedule 2.14, EFactor and any of its subsidiaries does not currently maintain any form of insurance.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF EHI

As an inducement to, and to obtain the reliance of EFactor and the EFactor Stockholders, except as set forth in the EHI Schedules (as defined in Section 3.14 below), EHI represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 3.01

Organization. EHI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the EHI Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of EHI as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of EHI’s Articles of Incorporation or Bylaws.  EHI has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and EHI has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.  EHI is not conducting any business other than in the State of Nevada.

Section 3.02

Capitalization. EHI is authorized to issue: (i) 50,000,000 shares of common stock, par value $0.0001 per share (“EHI Common Stock”), of which 4,000,000 shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share, of which zero shares are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. There are no bonds, debentures, notes or other indebtedness of EHI having the right to vote or convertible into, or exchangeable for, securities having right to the vote (“Voting EHI Debt”). There are no options, warrants, rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which EHI is a party or by which the company is bound (a) obligating EHI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in EHI or any Voting EHI Debt, (b) obligating EHI to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of EHI. As of the date of this Agreement, there are not any outstanding contractual obligations of EHI to repurchase, redeem or otherwise acquire any shares of capital stock of EHI.

Section 3.03

Subsidiaries and Predecessor Corporations. EHI does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 3.04

No Assets or Liabilities. Except as set forth on the attached Schedule 3.04, EHI does not have any (a) material assets of any kind or (b) material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

Section 3.05

(RESERVED.)

Section 3.06

Information. The information concerning EHI set forth in this Agreement and the EHI Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, EHI has fully disclosed in writing to EFactor (through this Agreement or the EHI Schedules) all information relating to matters involving EHI or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $500 liability, (ii) have led or may lead to a competitive disadvantage on the part of EHI or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on EHI, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 3.07

Absence of Certain Changes or Events. Since inception (September 7, 2011):

(a)

there has not been (i) any material adverse change in the business, operations, properties, assets or condition of EHI or (ii) any damage, destruction or loss to EHI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of EHI;

(b)

EHI has not (i) amended its Articles of Incorporation or Bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of EHI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)

EHI has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent EHI balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of EHI; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)

to its knowledge, EHI has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of EHI.

Section 3.08

Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of EHI after reasonable investigation, threatened by or against EHI or affecting EHI or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in Schedule 3.08.  EHI has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 3.09

Contracts.  Except as set forth in EHI Schedule 3.09:

(a)

EHI is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument, option, understanding or commitment, or any right or privilege capable of becoming an agreement whether such agreement is in writing or oral.

(b)

EHI is not a party to or bound by, and the properties of EHI are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)

EHI is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guarantee, indemnification, surety or other similar obligation, (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of EHI.

Section 3.10

No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which EHI is a party or to which any of its assets, properties or operations are subject.

Section 3.11

Compliance with Laws and Regulations. To the best of its knowledge, EHI has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.12

Approval of Agreement. The board of directors of EHI has authorized the execution and delivery of this Agreement by EHI and has approved this Agreement and the transactions contemplated hereby.

Section 3.13

Material Transactions or Affiliations. Except as disclosed herein and in Schedule 3.13, there exists no contract, agreement or arrangement between EHI and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by EHI to own beneficially, 5% or more of the issued and outstanding common stock of EHI and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% stockholders of EHI has, or has had since inception of EHI, any known interest, direct or indirect, in any such transaction with EHI which was material to the business of EHI.  EHI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 3.14

EHI Schedules. EHI has delivered to EFactor the following schedules, which are collectively referred to as the “EHI Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of EHI to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a)

Schedule 3.01 containing complete and accurate copies of the Articles of Incorporation and Bylaws of EHI as in effect as of the date of this Agreement;

(b)

Schedule 3.04 containing any exceptions to Section 3.04 of this Agreement;

(c)

Schedule 3.08 containing any exceptions to Section 3.08;

(d)

Schedule 3.13 containing any exceptions to Section 3.13; and

(e)

Schedule 3.15 containing the financial accounts of EHI and the individuals who hold powers of attorney over such accounts.

EHI shall cause the EHI Schedules and the instruments and data delivered to EFactor hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 3.15

Bank Accounts; Power of Attorney. Set forth in Schedule 3.15 is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by EHI within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of EHI, (b) all safe deposit boxes and other similar custodial arrangements maintained by EHI within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from EHI or who are otherwise authorized to act on behalf of EHI with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 3.16

Valid Obligation. This Agreement and all agreements and other documents executed by EHI in connection herewith constitute the valid and binding obligation of EHI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE EFACTOR STOCKHOLDERS

Each EFactor Stockholder hereby represents and warrants, severally and not jointly, to EHI as follows.

Section 4.01

Good Title.  The EFactor Stockholder is the record and beneficial owner, and has good title to his EFactor Stock, with the right and authority to sell and deliver such EFactor Stock.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of EHI as the new owner of such EFactor Stock in the share register of EFactor, EHI will receive good title to such EFactor Stock, free and clear of all liens, claims or other encumbrances.

Section 4.02

Power and Authority. The EFactor Stockholder has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform the EFactor Stockholder’s obligations under this Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively the “Transaction Document”) to which the EFactor Stockholder is a party.  This Agreement constitutes a legal, valid and binding obligation of the EFactor Stockholder, enforceable against the EFactor Stockholder in accordance with the terms hereof.

Section 4.03

No Conflicts.  The execution and delivery of this Agreement by the EFactor Stockholder and the performance by the EFactor Stockholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any applicable laws; (b) will not violate any laws applicable to the EFactor Stockholder and (c) will not violate or breach any contractual obligation to which the EFactor Stockholder is a party.

Section 4.04

Finder’s Fee.  The EFactor Stockholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with this Agreement.

Section 4.05

Purchase Entirely for Own Account. The Exchange Shares proposed to be acquired by the EFactor Stockholder hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and the EFactor Stockholder has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 4.06  Acquisition of Exchange Shares for Investment.

(a)

The EFactor Stockholder represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b)

The EFactor Stockholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in EHI and its securities.

(c)

The EFactor Stockholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Stockholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such EFactor Stockholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Stockholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Stockholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.

TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(d)

The EFactor Stockholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Stockholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such EFactor Stockholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Stockholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D. Each U.S. Stockholder agrees to provide documentation to EHI prior to Closing as may be requested by EHI to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such EFactor Stockholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.

(e)

The EFactor Stockholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f)

The EFactor Stockholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in EHI and its securities, and with respect to each U.S. Stockholder, that all information required to be disclosed to such EFactor Stockholder under Regulation D has been furnished to such EFactor Stockholder by EHI.  To the full satisfaction of each EFactor Stockholder, he has been furnished all materials that he has requested relating to EHI and the issuance of the Exchange Shares hereunder, and each EFactor Stockholder has been afforded the opportunity to ask questions of EHI’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the EFactor Stockholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of EHI set forth in this Agreement, on which each of the EFactor Stockholders have relied in making an exchange of his EFactor shares for the Exchange Shares.

(g)

The EFactor Stockholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each EFactor Stockholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, EHI’s compliance with the reporting requirements under the Exchange Act.

(h)

The EFactor Stockholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the EFactor Stockholder under this Section 4.06 shall survive the Closing.

Section 4.07

Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “Blue Sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. The EFactor Stockholder consents to EHI making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE V

SPECIAL COVENANTS

Section 5.01

Access to Properties and Records.  EHI and EFactor will each afford to the officers and authorized representatives of the other full access to the properties, books and records of EHI or EFactor, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of EHI or EFactor, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 5.02

Delivery of Books and Records.  At the Closing, EHI shall deliver to EFactor, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of EHI now in the possession of EHI or its representatives.

Section 5.03

Third Party Consents and Certificates.  EHI and EFactor agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04

Designation of New Directors.  Effective as of the Closing Date, and subject to applicable regulatory requirements, the following individuals shall be appointed to the board of EHI:

NAME	AGE	POSITION
Gregory E. Lykiardopouos	66	Director (Chairman)
Adrie Reinders	67	Director
Marion Freijsen	48	Director

Section 5.05

Designation of New Officers.  Effective as of the Closing Date, the following individuals shall be appointed to the offices of EHI:

NAME	POSITION
Adrie Reinders	President, Chief Executive Officer
Chief Financial Officer
Marion Freijsen	Chief Operating Officer

Section 5.06

Indemnification.  EHI, and the directors and officers of EHI (collectively, the “Indemnitors”) hereby agree to indemnify EFactor and each of the officers, agents, employees, consultants and directors of EFactor and the EFactor Stockholders (collectively, the “Indemnitees”) as of the date of execution of this Agreement against any loss, claim, damage or liability to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III of this Agreement.  This indemnification provided for the Indemnitees by the Indemnitor shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.07

The Acquisition of the Exchange Shares.  EHI and EFactor understand and agree that the consummation of this Agreement, including the issuance of the Exchange Shares to the EFactor Stockholders in exchange for the EFactor Stock as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  EHI and EFactor agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)

In connection with the transaction contemplated by this Agreement, EHI and EFactor shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of EFactor reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b)

Each EFactor Stockholder acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.08

Sales of Securities Under Rule 144, If Applicable.

(a)

Following the closing of the Share Exchange, and the filing and effectiveness (when and if declared effective by the U.S. Securities and Exchange Commission), EHI will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its stockholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

Section 5.9

Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of EFactor, after the Closing Date, EHI shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of EHI occurring, reported or filed prior to the Closing, as may be necessary or required by EHI for the preparation of the reports that EHI is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF EHI

The obligations of EHI under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01

Accuracy of Representations and Performance of Covenants. EHI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of EFactor to the effect that the representations and warranties made by EFactor and EFactor Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  EFactor shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by EFactor prior to or at the Closing.  EHI shall be furnished with a certificate, signed by a duly authorized executive officer of EFactor and dated the Closing Date, to the foregoing effect.

Section 6.02

Officer’s Certificate.  EHI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of EFactor to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of EFactor threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the EFactor Schedules, by or against EFactor, which might result in any material adverse change in any of the assets, properties, business, or operations of EFactor.

Section 6.03

Good Standing.  At the Closing, EHI shall have received a certificate of good standing from the Secretary of State of Delaware certifying that EFactor is in good standing as a company in the State of Delaware.

Section 6.04

Approval by EFactor Stockholders.  The Share Exchange shall have been approved and agreed to by the holders of not less than one hundred percent (100%) of the voting power of EFactor Stock.

Section 6.05

No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.06

Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of EFactor after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.07

Other Items.

(a)

EHI shall have received a list containing the name, address, and number of shares held by the EFactor Stockholders as of the date of Closing, certified by an executive officer of EFactor as being true, complete and accurate; and

(b)

EHI shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as EHI may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF EFACTOR

AND THE EFACTOR STOCKHOLDERS

The obligations of EFactor and the EFactor Stockholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01

Accuracy of Representations and Performance of Covenants. EFactor shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of EHI to the effect that the representations and warranties made by EHI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, EHI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by EHI.

Section 7.02

Officer’s Certificate.  EFactor shall have been furnished with certificates dated the Closing Date and signed by a duly authorized executive officer of EHI, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of EHI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the EHI Schedules, by or against EHI, which might result in any material adverse change in any of the assets, properties or operations of EHI, and that there are no outstanding liabilities of EHI.

Section 7.03

Good Standing.  At the Closing, EFactor shall receive a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date certifying that EHI is in good standing as a corporation in the State of Delaware and has filed all tax returns required to have been filed to all applicable entities by it to date and has paid all taxes reported as due thereon.

Section 7.04

No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.05

Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of EHI after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.06

Other Items.  EFactor shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as EFactor may reasonably request.

ARTICLE VIII

CLOSING DELIVERABLES

Section 8.01

EHI Deliverables.  The following items must be delivered to EFactor and the EFactor Stockholders prior to or at Closing by EHI, unless otherwise stated.

(a)

Articles of Incorporation and amendments thereto, Bylaws and amendments thereto, and certificate of good standing of EHI in Nevada;

(b)

all applicable schedules hereto;

(c)

all minutes and resolutions of board of director and stockholder meetings in possession of EHI;

(d)

a current stockholder list, to be delivered post-Closing;

(e)

all Financial Statements and all tax returns in possession of EHI;

(f)

evidence of the election of the new officers and directors effective as of the Closing;

(g)

resolution from the EHI Board of Directors, and if applicable, stockholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

(h)

certificates representing up to 14,000,000 shares of EHI Common Stock issued in the name of the EFactor Stockholders, to be delivered post-Closing;

(i)

a certificate dated the Closing Date and signed by a duly authorized officer of EHI as set forth in Sections 7.01 and 7.02 herein;

(j)

a release by EHI from any and all possible matters in relation to Section 3.08 against EHI arising from any act, matter or thing arising at or prior to the Closing;

(k)

a receipt for each of the closing deliverables required to be delivered by EHI to EFactor; and

(l)

any other document reasonably requested by EFactor and the EFactor Stockholders that he deems necessary for the consummation of this transaction.

Section 8.02

EFACTOR Deliverables.  The following items must be delivered to EHI prior to or at Closing Date by EFactor and the EFactor Stockholders.

(a)

all applicable schedules hereto;

(b)

certificate of good standing of EFactor in Delaware;

(c)

instructions from EFactor appointing its designees to EHI’s Board of Directors;

(d)

share certificates and duly executed stock powers certificates, representing one hundred percent (100%) of the total outstanding stock of EFactor Stockholders, transferring such EFactor Stock to EHI;

(e)

resolutions from the Board of Directors of EFactor if applicable, and stockholder resolutions approving the transactions contemplated hereby;

(f)

a certificate dated the Closing Date and signed by a duly authorized officer of EFactor as set forth in Sections 6.01 and 6.02 herein;

(g)

a receipt for each of the closing deliverables required to be delivered by EHI to EFactor; and

(h)

any other document reasonably requested by EHI that it deems necessary for the consummation of this transaction.

ARTICLE IX

MISCELLANEOUS

Section 9.01

Brokers.  EHI and EFactor agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  EHI and EFactor each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 9.02

Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the state of Nevada.  Venue for all matters shall be in San Francisco, California, without giving effect to principles of conflicts of law under Delaware or Nevada law.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 9.03

Notices.  Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to EFactor, to:

EFACTOR CORP

Attn.: Adrie Reinders

870 Market Street, Suite828

San Francisco, CA 94102

Telephone: 650 380 6813

Facsimile: 646 390 2407

With copies (which shall not constitute notice) to:

____________________________________

____________________________________

____________________________________

Telephone: ____________________________________

Facsimile: ____________________________________

If to EHI, to:

EFactor Holdings, Inc.

Attn.: Gregory Lykiardopoulos

105 Barbaree Way

Tiburon, CA

Telephone: (415) 381-4806

Facsimile: (415) 888-3271

With copies (which shall not constitute notice) to:

C. Parkinson Lloyd, Esq.

Durham Jones & Pinegar, P.C.

111 East Broadway, Suite 900

Salt Lake City, Utah 84111

Telephone: (801) 415-3000

Facsimile: (801) 415-3500

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 9.04

Attorney’s Fee.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 9.05

Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement; or (iii) as required by applicable law.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 9.06

Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 9.07

Third Party Beneficiaries.  This contract is strictly between EHI and EFactor, and, except as specifically provided, no director, officer, stockholder (other than the EFactor Stockholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 9.08

Expenses.  Subject to Section 9.04 above, whether or not the Share Exchange is consummated, each of EHI and EFactor will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Share Exchange or any of the other transactions contemplated hereby.

Section 9.09

Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 9.10

Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 9.11  Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 9.12

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 9.13

Best Efforts.  Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 9.14

Time of the Essence.  Time is of the essence of this Agreement.

Section 9.15

Public Announcements.  Except as required by law, no public announcement or press release concerning the Share Transfer Agreement may be made by EHI without the prior consent and joint approval of the EFactor.

Section 9.16

Electronic Execution.  Delivery of an executed signature page to this Agreement by any party by electronic transmission will be as effective as delivery of a manually executed copy of this Agreement by such party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

EFACTOR HOLDINGS, INC.

By:	/s/ Gregory Lykiardopoulos
Name: Gregory Lykiardopoulos
Title: Chairman, Director

EFACTOR CORP

By:	/s/ Adrie Reinders
Name: Adrie Reinders
Title: Chief Executive Officer

EFACTOR CORP

By:

/s/ Marion Freisjen

Name: Marion Freijsen

Title: Chief Operating Officer

[EFactor Corp Stockholders Signature Page]

EFACTOR CORP Stockholders

By:

Name:

Number of Common Shares Beneficially Owned:

Exhibit A

List of EFactor Stockholders, EFactor shares held, and EHI Shares to be issued:

Name and Address of EFactor Stockholder	Number of EFactor Corp Shares Held and Tendered Pursuant to Share Exchange Agreement	Number of Shares of EFactor Holdings, Inc., to be Issued Pursuant to Share Exchange Agreement